Exhibit 2

GOVERNANCE AGREEMENT

among

TRIPADVISOR, INC.,

LIBERTY INTERACTIVE CORPORATION,

and

BARRY DILLER

Dated as of December 20, 2011

TABLE OF CONTENTS

		Page

	ARTICLE I

	TRANSFEREES

	ARTICLE II

	BOARD OF DIRECTORS AND RELATED MATTERS

Section 2.01.	Board of Directors	2
Section 2.02.	Management of the Business	2
Section 2.03.	Contingent Matters	3
Section 2.04.	Notice of Events	4
Section 2.05.	Certain Hedging Transactions	5
Section 2.06.	Notice of Sale of Company Class B Stock	5

	ARTICLE III

	PREEMPTIVE RIGHTS

Section 3.01.	Liberty Preemptive Rights	5

	ARTICLE IV

	REPRESENTATIONS AND WARRANTIES

Section 4.01.	Representations and Warranties of the Company	6
Section 4.02.	Representations and Warranties of the Stockholders	7

	ARTICLE V

	DISTRIBUTION TRANSACTION AND BLOCK SALE

Section 5.01.	Distribution Transaction	8
Section 5.02.	Block Sale; Purchase/Exchange Right	9

	ARTICLE VI

	DEFINITIONS

Section 6.01.	“Affiliate”	12
Section 6.02.	“Beneficial Ownership”	13
Section 6.03.	“Block Sale”	13
Section 6.04.	“Block Sale Transferee”	13
Section 6.05.	“business day”	13

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Exhibit A Form of Standstill Agreement

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Governance Agreement

Governance Agreement, dated as of December 20, 2011, among TripAdvisor, Inc., a Delaware corporation (“TripAdvisor,” or the “Company”), Liberty Interactive Corporation, a Delaware corporation formerly known as Liberty Media Corporation, for itself and on behalf of the members of its Stockholder Group (“Liberty”), and Mr. Barry Diller (“Mr. Diller”) for himself and on behalf of the members of his Stockholder Group.

WHEREAS, the Company, Liberty and Mr. Diller desire to establish in this Agreement certain provisions concerning Liberty’s and Mr. Diller’s relationships with the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Company, Liberty and Mr. Diller hereby agree as follows:

ARTICLE I

TRANSFEREES

No Third Party Transferee shall have any rights or obligations under this Agreement, except as specifically provided for in this Agreement and except that (a) if such Third Party Transferee shall acquire Beneficial Ownership of more than 5% of the outstanding Total Equity Securities upon consummation of any Transfer or series of related Transfers from a Stockholder, to the extent such Stockholder has the right to Transfer a Demand Registration and assigns such right in connection with a Transfer, such Third Party Transferee shall have the right to initiate one or more Demand Registrations pursuant to Section 7.08 or any registration rights agreement that replaces or supersedes Section 7.08 (and shall be entitled to such other rights that a Stockholder would have applicable to such Demand Registration) and (b) if such Third Party Transferee shall acquire Beneficial Ownership of 5% or less of the outstanding Total Equity Securities but shall acquire Beneficial Ownership of Company Common Shares (or other equity securities of the Company) with a Fair Market Value of at least $250,000,000 upon consummation of any Transfer or series of related Transfers from a Stockholder, to the extent such Stockholder has the right to Transfer a Demand Registration and assigns such right in connection with a Transfer, such Third Party Transferee shall have the right to initiate one (but not more than one) Demand Registration pursuant to Section 7.08 or any registration rights agreement that replaces or supersedes Section 7.08 (and shall be entitled to such other rights that a Stockholder would have applicable to such Demand Registration), provided that, in the case of this clause (b), such Third Party Transferee may exercise such Demand Registration only in connection with a registered public offering of Company Common Stock having a Fair Market Value at least equal to $100,000,000, subject (in each of clauses (a) and (b)) to the obligations of such Stockholder applicable to such demand (and the number of Demand Registrations to which such Stockholder is entitled under Section 7.08 hereof shall be correspondingly decreased).

ARTICLE II

BOARD OF DIRECTORS AND RELATED MATTERS

Section 2.01. Board of Directors.

(a) Liberty shall have the right to nominate up to such number of Liberty Directors as is equal to 20% of the total number of directors on the Board of Directors (rounded up to the next whole number if the total number of directors on the Board of Directors is not an even multiple of 5) so long as Liberty Beneficially Owns at least 16,825,982 Equity Securities (so long as the Ownership Percentage of Liberty is at least equal to 15% of the Total Equity Securities). Liberty shall have the right to nominate one Liberty Director so long as Liberty Beneficially Owns at least 11,217,321 Equity Securities (so long as Liberty’s Ownership Percentage is at least equal to 5% of the Total Equity Securities). As of the date hereof, the Liberty Directors are William Fitzgerald and Michael P. Zeisser.

(b) The Company shall cause each Liberty Director to be included in the slate of nominees recommended by the Board of Directors to the Company’s stockholders for election as directors at each annual meeting of the stockholders of the Company and shall use all reasonable efforts to cause the election of each Liberty Director, including soliciting proxies in favor of the election of such persons.

(c) Within a reasonable time prior to the filing with the Commission of its proxy statement or information statement with respect to each meeting of stockholders at which directors are to be elected, the Company shall, to the extent Liberty is entitled to representation on the Company’s Board of Directors in accordance with this Agreement, provide Liberty with the opportunity to review and comment on the information contained in such proxy or information statement applicable to the director nominees designated by Liberty.

(d) In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Liberty Director, Liberty shall have the right to designate a replacement Liberty Director to fill such vacancy, and the Company agrees to use its best efforts to cause such vacancy to be filled with the replacement Liberty Director so designated. Upon the written request of Liberty, each Stockholder shall vote (and cause each of the members of its Stockholder Group to vote, if applicable), or act by written consent with respect to, all Equity Securities Beneficially Owned by it and otherwise take or cause to be taken all actions necessary to remove the director designated by Liberty and to elect any replacement director designated by Liberty as provided in the first sentence of this Section 2.01(d).

Section 2.02. Management of the Business. Except as indicated in Section 2.03 below or as required by Delaware law or the Certificate of Incorporation of the Company and the By-Laws and the agreements contemplated thereby, Mr. Diller, so long as he is Chairman and has not become Disabled, will continue to have full authority to operate the day-to-day business affairs of the Company to the same extent as prior to the date hereof. The Company shall use its reasonable best efforts to cause one Liberty Director designated by Liberty for such purpose to be appointed as a member of a committee of the Board of Directors and, to the extent such person qualifies under applicable law (including stock exchange requirements, as applicable, and tax laws) and Section 16(b) under the Exchange Act or other similar requirements, all committees and subcommittees of the Board of Directors that make determinations relating to the compensation of executives of the Company.

Section 2.03. Contingent Matters. So long as Liberty or Mr. Diller Beneficially Owns, in the case of Liberty, at least 14,956,428 Equity Securities (so long as such Ownership Percentage equals at least 5% of the Total Equity Securities), or, in the case of Mr. Diller, at least 2,500,000 Company Common Shares with respect to which he has a pecuniary interest and the Chairman Termination Date (as defined in the Stockholders Agreement and not as defined in this Agreement) has not occurred and Mr. Diller has not become Disabled, neither the Company nor any Subsidiary shall take any of the following actions (any such action, a “Contingent Matter”) without the prior approval of Mr. Diller and/or Liberty, whichever (or both) satisfy the foregoing Beneficial Ownership requirements:

(a) any transaction not in the ordinary course of business, launching new or additional channels or engaging in any new field of business, in any case, that will result in, or will have a reasonable likelihood of resulting in, Liberty or Mr. Diller or any Affiliate thereof being required under law to divest itself of all or any part of its Beneficial Ownership of Company Common Shares, or interests therein, or any other material assets of such Person, or that will render such Person’s continued ownership of such securities, shares, interests or assets illegal or subject to the imposition of a fine or penalty, or that will impose material additional restrictions or limitations on such Person’s full rights of ownership (including, without limitation, voting) thereof or therein. This Contingent Matter will be applied based only on the Beneficial Ownership of Company Common Shares, interests therein or other material assets of Liberty or Mr. Diller or any Affiliate thereof as of the date hereof; or

(b) if the Company or any of its Subsidiaries incurs any obligations (other than in respect of the customary refinancing of an amount not to exceed the principal amount of the existing obligation being refinanced) included within the definition of Total Debt (the “Incurred Debt”) upon which (and after giving effect to such) incurrence the Total Debt Ratio equals or exceeds 8:1 (for this purpose (x) calculating Total Debt as if the Incurred Debt had been incurred on the last day of the most recently ended fiscal quarter of the Company (the “Balance Sheet Date”) and (y) if the Incurred Debt is being incurred in whole or in part to fund the acquisition by the Company or any of its Subsidiaries of any Person or business (whether by way of a merger, stock purchase, asset purchase or otherwise) (an “Acquisition”) then (A) in addition to the adjustment set forth in clause (x) above, Total Debt shall be calculated to be Total Debt of the Company and its Subsidiaries plus Total Debt of the Person or business acquired in the Acquisition (substituting, for this purpose, such Person or business for the Company and its Subsidiaries in the definition of Total Debt) as of the Balance Sheet Date to the extent applicable to the business(es) or assets being acquired and (B) there shall be added to the EBITDA otherwise used in calculating the Total Debt Ratio at the Balance Sheet Date an amount equal to the EBITDA of the acquired Person or business (substituting, for this purpose, such Person or business for the Company and its Subsidiaries in the definition of EBITDA) for the four fiscal quarter period ending as of the Balance Sheet Date to the extent applicable to the business(es) or assets being acquired), then, for so long as the Total Debt Ratio continues to equal or exceed 8:1:

(i) any acquisition or disposition (including pledges), directly or indirectly, by the Company or any of its Subsidiaries of any assets (including debt and/or equity securities) or business (by merger, consolidation or otherwise), the grant or issuance of any debt or equity securities of the Company or any of its Subsidiaries (other than, in the case of any of the foregoing, as contemplated by Section 3.01 of this Agreement), the redemption, repurchase or reacquisition of any debt or equity securities of the Company or any of its Subsidiaries, by the Company or any such Subsidiary, or the incurrence of any indebtedness, or any combination of the foregoing, in any such case, in one transaction or a series of transactions in a six-month period, with a value of 10% or more of the market value of the Total Equity Securities at the time of such transaction, provided that the prepayment, redemption, repurchase or conversion of prepayable, callable, redeemable or convertible securities in accordance with the terms thereof shall not be a transaction subject to this paragraph;

(ii) voluntarily commencing any liquidation, dissolution or winding up of the Company or any material Subsidiary;

(iii) any material amendments to the Certificate of Incorporation or Bylaws of the Company (including the issuance of preferred stock pursuant to the “blank check” authorization in the Certificate of Incorporation, having super voting rights (more than 1 vote per share) or entitled to vote as a class on any matter (except to the extent such class vote is required by Delaware law or to the extent the holder of such preferred stock may have the right to elect directors upon the occurrence of a default in payment of dividends or redemption price));

(iv) engagement by the Company in any line of business other than online and offline travel media and related businesses, or other businesses engaged in by the Company as of the date of determination of the Total Debt Ratio;

(v) adopting any stockholder rights plan (or any other plan or arrangement that could reasonably be expected to disadvantage any stockholder on the basis of the size or voting power of its shareholding) that would adversely affect Liberty or Mr. Diller; and

(vi) entering into any agreement with any holder of Equity Securities in such stockholder’s capacity as such, which grants such stockholder approval rights similar in type and magnitude to those set forth in this Section 2.03.

Section 2.04. Notice of Events. In the event that (a) the Company intends to engage in a transaction of a type that is described in Section 2.03, and (b) the Company does not intend to seek consent from Liberty and/or Mr. Diller, whichever (or both) are required to consent to a Contingent Matter (a “Consenting Party”) due to the Company’s good faith belief that the specific provisions of Section 2.03 do not require such consent but that reasonable people acting in good faith could differ as to whether consent is required pursuant to such Section, the

Company shall notify the Consenting Parties as to the material terms of the transaction (including the Company’s estimate of the timing thereof) by written notice (including a statement of the Total Debt Ratio) delivered as far in advance of engaging in such transaction as is reasonably practicable unless such transaction was previously publicly disclosed.

Section 2.05. Certain Hedging Transactions. Prior to entering into any Hedging Transaction with respect to more than 4.9% of the outstanding Company Common Shares (based on the number of Company Common Shares outstanding as reported in the Company’s most recently filed report on Form 8-K, Form 10-Q or Form 10-K), Liberty shall give notice to the chief financial officer of the Company (including a brief description of the general structure of the Hedging Transaction contemplated and the potential timing of such Hedging Transaction), which notice must be received no less than one full business day (but not less than 24 hours), but no more than ten business days, prior to the proposed date of effectiveness of such Hedging Transaction. Upon receipt of such notice, the Company will have the right, which must be exercised by notice to Liberty delivered no more than 24 hours after receipt of such notice from Liberty, to require Liberty to delay such Hedging Transaction if (i) the Company has determined in good faith that such Hedging Transaction would adversely affect a contemplated significant corporate transaction (including financing) of the Company and (ii) all Insiders of the Company have been prohibited during such delay period from buying or selling equity securities of the Company (other than transactions between an Insider and the Company in accordance with the terms of any Company equity security or any plan or agreement pursuant to which any such security was granted or issued). The period during which Liberty will be required to delay such Hedging Transaction will not exceed ten business days after the proposed date (as specified in such notice) of effectiveness of such Hedging Transaction, or, if sooner, the date the Company informs Insiders that they may trade in equity securities of the Company.

Section 2.06. Notice of Sale of Company Class B Stock. Prior to effecting any Transfer of Company Class B Stock other than to a member of such transferring Stockholder’s Stockholder Group, the transferring Stockholder shall deliver written notice to the Company, which shall deliver such notice to the Board of Directors of the Company, which notice shall specify (i) the Person to whom the transferring Stockholder proposes to make such Transfer and (ii) the number or amount of the shares of Company Class B Stock to be Transferred.

ARTICLE III

PREEMPTIVE RIGHTS

Section 3.01. Liberty Preemptive Rights. (a) In the event that after the date hereof, the Company issues or proposes to issue (other than to the Company and its Affiliates or Liberty and its Affiliates, and other than pursuant to an Excluded Issuance) any Company Common Shares (including Company Common Shares issued upon exercise, conversion or exchange of options, warrants and convertible securities (other than shares of Company Common Stock issued upon conversion of shares of Company Class B Stock)) and such issuance, together with any prior issuances aggregating less than 1% with respect to which Liberty’s preemptive right has not become exercisable, shall be in excess of 1% of the total number of Company Common Shares outstanding after giving effect to such issuance (an “Additional Issuance”), the Company shall give written notice to Liberty not later than five business days after the issuance, specifying the number of Company Common Shares issued or to be issued and the Issue Price (if known) per share. To the extent that, as of the date hereof, Common Shares (as such term is defined in the Amended and Restated Stockholders Agreement, dated as of December 20, 2011, between Liberty and Mr. Diller with respect to Expedia) have been issued aggregating less than 1% with respect to which Liberty’s preemptive right has not become exercisable under the Expedia Governance Agreement, such prior issuances (appropriately adjusted to account for the one-for-two reverse stock split in respect of the Expedia Common Shares anticipated to be effected prior to the Effective Time, if effected) shall be included in calculating the threshold applicable to issuances of Company Common Shares hereunder on the same basis as the exercisability of preemptive rights under the Expedia Governance Agreement. Liberty shall have the right (but not the obligation) to purchase or cause one or more of the Liberty Holdcos to purchase for cash a number (but not less than such number) of Company Common Shares (allocated between Company Common Stock and Company Class B Stock in the same proportion as the issuance or issuances giving rise to the preemptive right hereunder (including any such prior issuances by Expedia), except to the extent that Liberty opts to receive Company Common Stock in lieu of Company Class B Stock), so that Liberty and the Liberty Holdcos shall collectively maintain the identical percentage equity Beneficial Ownership interest in the Company that Liberty and the Liberty Holdcos collectively owned immediately prior to the Additional Issuance requiring notice from the Company to Liberty described in the first sentence of this paragraph (but not in excess of 20.01% of the outstanding Total Equity Securities) after giving effect to such Additional Issuance and to shares of Company Common Stock that are to be issued to Liberty and the Liberty Holdcos pursuant to this Section 3.01, by sending an irrevocable written notice to the Company not later than fifteen business days after receipt of such notice of an Additional Issuance (or, if later, two business days following the determination of the Issue Price) from the Company that it elects to purchase or to cause one or more of the Liberty Holdcos to purchase all of such Company Common Shares (the “Additional Shares”). The closing of the purchase of Additional Shares shall be the later of ten business days after the delivery of the notice of election by Liberty and five business days after receipt of any necessary regulatory approvals.

(b) The purchase or redemption of any Company Common Shares by the Company or any of its Affiliates shall not result in an increase in the percentage of Company equity that Liberty may be entitled to acquire pursuant to the preemptive right in Section 3.01(a) above.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations and Warranties of the Company. The Company represents and warrants to Mr. Diller and Liberty that: (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, and, assuming this Agreement constitutes a valid and binding obligation of each Stockholder, is enforceable against the Company in accordance with its terms; (d) neither the execution, delivery or performance of this Agreement by the Company constitutes a breach or violation of or conflicts with the Company’s Certificate of Incorporation or By-laws or any material agreement to which the Company is a party; (e) none of such material agreements would impair in any material respect the ability of the Company to perform its obligations hereunder; (f) the Company’s Board of Directors has approved the receipt of Company Common Shares by Liberty as a result of the Company’s spin-off from Expedia for purposes of Section 203(a)(1) of the DGCL; and (g)(i) the shares of Company Common Stock (or such other securities of the Company into which such shares are then convertible) issuable to Liberty in the exchange contemplated by Section 5.02(c) and the shares of Company Class B Stock issuable to Mr. Diller pursuant to the Purchase/Exchange Right, in each case, upon issuance will be duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, redemption, call option, right of first refusal, preemptive right, subscription right or any similar right in any such case granted by, or exercisable for the benefit of, the Company (other than any such restrictions or rights under this Agreement, the Stockholders Agreement or applicable state and federal securities laws) and (ii) in the case of the shares of Company Common Stock issuable to Liberty in the exchange contemplated by Section 5.02(c), if the Company Common Stock (or such securities of the Company into which such shares are then convertible) is then listed on a national securities exchange, the Company will use its reasonable best efforts to cause such shares of Company Common Stock or such other securities to be approved for listing on such national securities exchange upon issuance (subject only to official notice of issuance).

Section 4.02. Representations and Warranties of the Stockholders. Each Stockholder, severally as to itself (and, in the case of Mr. Diller, as applicable), represents and warrants to the Company and the other Stockholder that (a) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and he or it, as the case may be, has the power and authority (corporate or otherwise) to enter into this Agreement and to carry out his or its obligations hereunder, (b) the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of the Company and the other Stockholder, is enforceable against such Stockholder in accordance with its terms, (d) neither the execution, delivery or performance of this Agreement by such Stockholder constitutes a breach or violation of or conflicts with its certificate of incorporation or by-laws (or similar governing documents) or any material agreement to which such Stockholder is a party and (e) none of such material agreements would impair in any material respect the ability of such Stockholder to perform its obligations hereunder.

ARTICLE V

DISTRIBUTION TRANSACTION AND BLOCK SALE

Section 5.01. Distribution Transaction.

(a) In the event Liberty desires to effect a Distribution Transaction in which it will Transfer all of the Company Common Shares Beneficially Owned by it (other than any Restricted Equity Securities) to a Qualified Distribution Transferee (which Transfer, for the avoidance of doubt, will be deemed to occur on the date such Qualified Distribution Transferee ceases to be a Subsidiary of Liberty), the Company, Mr. Diller, Liberty and the Qualified Distribution Transferee and, if applicable under the proviso to this Section 5.01(a), the Liberty Spinco, will enter into an amendment to this Agreement on or prior to the date of consummation of such Distribution Transaction to: (i) effective immediately prior to such Distribution Transaction (but subject to the consummation of the Distribution Transaction) assign all rights and obligations of Liberty under this Agreement (including its rights pursuant to Articles II and III and Section 7.08 hereof) to the Qualified Distribution Transferee, (ii) have such Qualified Distribution Transferee agree to accept, as of immediately prior to the effective time of such Distribution Transaction (but subject to the consummation of the Distribution Transaction), such assignment of rights and agree to assume and perform all liabilities and obligations of Liberty hereunder to be performed following the effective time of such Distribution Transaction, (iii) effective immediately prior to such Distribution Transaction (but subject to the consummation of the Distribution Transaction) substitute such Qualified Distribution Transferee for Liberty (and the stockholder group of the Qualified Distribution Transferee for the Liberty Stockholder Group) for all purposes under this Agreement and (iv) provide for (w) a representation from Liberty that such amendment is being entered into in connection with a Distribution Transaction involving the Qualified Distribution Transferee pursuant to Section 5.01 of this Agreement, (x) Liberty’s acknowledgement that it shall not be entitled to any benefits under this Agreement following such Distribution Transaction, (y) each of the Company’s and Mr. Diller’s acknowledgement that Liberty shall not be subject to any liability under this Agreement to it or him, as applicable, following such Distribution Transaction (except for any liability arising from any breach of this Agreement by Liberty or relating to any actions or events occurring, in each case, on or prior to the date of the Distribution Transaction) and (z) Liberty’s acknowledgement that neither the Company nor Mr. Diller shall be subject to any liability to Liberty under this Agreement following such Distribution Transaction (except for any liability arising from any breach of this Agreement by the Company or Mr. Diller, as applicable, or relating to any actions or events occurring, in each case, on or prior to the date of the Distribution Transaction); provided, that if the Qualified Distribution Transferee is not the Liberty Spinco, then the Liberty Spinco shall also become a party to this Agreement and in such case each reference in the foregoing clauses (i) through (iv) to Qualified Distribution Transferee shall be to the Liberty Spinco and the Qualified Distribution Transferee shall become a party to this Agreement as a member of the Liberty Spinco’s stockholder group.

(b) The Company agrees that:

(i) it shall not adopt any stockholder rights plan or similar plan or agreement (or amend or modify any such plan or agreement) or adopt or approve any charter or by-law provision, in each case, the purpose or reasonably evident effect of which is to (x) restrict or limit Liberty’s ability to engage in a Distribution Transaction with a Qualified Distribution Transferee or (y) impose on the Qualified Distribution Transferee, or cause the Qualified Distribution Transferee to incur or suffer, material economic detriment (including through disproportionate dilution, relative to other holders of Company Common Shares, or through a requirement to purchase or otherwise acquire, or offer to acquire, additional equity securities of the Company in the form of a mandatory offer requirement or similar provision) as a result of its receipt or continued ownership of Company Common Shares or other equity securities of the Company Transferred to it in a Distribution Transaction; provided that, any adoption, approval, amendment or modification by the Company of any stockholder rights plan (or similar plan or agreement) or charter or by-law provision having anti-takeover provisions of general applicability, which does not cause Liberty to incur or suffer material economic detriment as a result of its ownership of Company Common Shares or other equity securities of the Company upon such adoption, approval, amendment or modification (and, assuming the Distribution Transaction occurred on such date, would not cause a Qualified Distribution Transferee to incur or suffer such effects upon the consummation of the Distribution Transaction), shall not be deemed to have any purpose or effect specified in clause (y) above; and

(ii) as promptly as reasonably practicable following the written request of Liberty and prior to the consummation of a Distribution Transaction involving a Qualified Distribution Transferee, the Board of Directors will approve the Transfer of Company Common Shares to the Qualified Distribution Transferee in such Distribution Transaction for purposes of Section 203(a)(1) of the DGCL in the event that the Qualified Distribution Transferee’s ownership of Company Common Shares immediately following the Distribution Transaction would cause it to become an “interested stockholder” for purposes of Section 203 of the DGCL.

Section 5.02. Block Sale; Purchase/Exchange Right.

(a) Liberty shall have the rights and obligations set forth in Section 5.02(b) and Section 5.02(c) in respect of a Block Sale provided that the following conditions are satisfied at the time of such proposed Block Sale:

(i) Mr. Diller still holds the Liberty Proxy;

(ii) Liberty does not Beneficially Own Equity Securities in excess of 30% of the Total Equity Securities (excluding, for such purposes, any increase in Liberty’s Beneficial Ownership resulting from any redemption, repurchase or reacquisition of any Equity Securities by the Company);

(iii) if such proposed Block Sale would be consummated on or prior to the second anniversary of December 20, 2011, the Company and Expedia have consented in writing to such Block Sale (which consent will be delivered by the Company and Expedia if the Company and Expedia acting in good faith determine that either (x) any of the “Safe Harbors” set forth in Treas. Reg. § 1.355-7(d) applies to such Block Sale or (y) there was no “agreement, understanding, arrangement or substantial negotiations” with the Block Sale Transferee regarding such Block Sale or any “similar acquisition” (as such terms are defined in Treas. Reg. § 1.355-7(h)) during the two-year period ending on December 20, 2011); and

(iv) Liberty has complied with its obligations under Sections 4.2, 4.3 and 4.4 of the Stockholders Agreement in connection with such proposed Block Sale.

(b) The Company agrees that as promptly as reasonably practicable following receipt of a written request therefor from Liberty, in connection with any Block Sale that complies with Section 5.02(a):

(i) to the extent necessary, it shall amend any stockholder rights plan or similar plan or agreement (or take all steps necessary to amend any charter or bylaw provision) then in effect (x) the purpose or reasonably evident effect of which is to restrict or limit Liberty’s ability to engage in a Block Sale that complies with Section 5.02(a) or (y) that would impose on the Block Sale Transferee, or cause the Block Sale Transferee to incur or suffer, material economic detriment (including through disproportionate dilution, relative to other holders of Company Common Shares, of the Block Sale Transferee’s equity or voting power or through a requirement to purchase or otherwise acquire, or offer to acquire, additional equity securities of the Company in the form of a mandatory offer requirement or similar provision) as a result of the Block Sale Transferee’s and its Affiliates’ receipt or continued ownership of Company Common Shares or other equity securities of the Company in the Block Sale, such that the acquisition and continued ownership by the proposed Block Sale Transferee of Company Common Shares or other equity securities of the Company in such Block Sale or thereafter in an amount permitted by the Standstill Agreement will not result in the imposition of any such restriction, limitation or economic detriment or cost under any such plan or agreement (or charter or bylaw provision having anti-takeover provisions); provided that such amendment shall be conditioned upon the Block Sale Transferee entering into a Standstill Agreement with the Company; and

(ii) prior to the Block Sale Transferee becoming an “interested stockholder” (as such term is defined in Section 203(c)(5) of the DGCL) with respect to the Company and subject to the execution by the Block Sale Transferee of a Standstill Agreement with the Company and the accuracy of the representation contained in Section 6.2(b) of the Standstill Agreement, the Board of Directors shall approve (x) the Block Transferee as an “interested stockholder” within the meaning of Section 203(c)(5) of the DGCL and (y) the receipt of Company Common Shares by the Block Sale Transferee pursuant to the Block

Sale for purposes of Section 203(a)(1) of the DGCL (but, for the avoidance of doubt, the Board of Directors shall have no obligation to approve any such transaction with respect to a Subsequent Transferee (as defined in the Standstill Agreement)).

(c) In the event that Liberty is required to exchange Company Class B Stock for newly issued shares of Company Common Stock or other securities pursuant to Section 4.4(b)(ii) of the Stockholders Agreement, the Company hereby agrees that it will exchange all remaining shares of Company Class B Stock not acquired by Mr. Diller pursuant to Sections 4.3 or 4.4 of the Stockholders Agreement for the number and type of shares of Company Common Stock (or such other securities of the Company into which such shares of Company Class B Stock are then convertible) Liberty would have received upon conversion of such shares of Company Class B Stock and shall keep available in its treasury and not cancel such shares of Company Class B Stock exchanged by Liberty until the termination of the Purchase/Exchange Right as described below. After such exchange, or, in the event the conditions to such exchange are not satisfied and Liberty is instead required to convert its remaining shares of Company Class B Stock in accordance with Section 4.4(b)(i) of the Stockholders Agreement (by reason of the proviso to Section 4.4(b)(ii) of the Stockholders Agreement), then after such conversion, Mr. Diller shall have the right (the “Purchase/Exchange Right”), exercisable at any time and from time to time on or prior to the second anniversary of the date of the Block Sale or the transaction giving rise to the obligation of Liberty to exchange or convert its Company Class B Stock as described above (subject to the provisos in Section 5.02(d)(i) and Section 5.02(d)(ii)) (the “Purchase/Exchange Period”), either to:

(i) purchase from the Company a number of shares of Company Class B Stock up to the number of shares of Company Class B Stock that Liberty exchanged for, or converted into, Company Common Stock (or such lesser amount of Company Class B Stock), at a price per share of Company Class B Stock equal to the Fair Market Value of a share of Company Common Stock at the time of such purchase; or

(ii) exchange an equivalent number of shares of Company Common Stock for a number of shares of Company Class B Stock, up to the number of shares of Company Class B Stock that Liberty exchanged for, or converted into, Company Common Stock (or such lesser amount of Company Class B Stock).

(d) The Purchase/Exchange Right may be exercised by Mr. Diller directly or together with other third parties, provided that Mr. Diller retains voting control over any such Company Class B Stock purchased or exchanged, and provided further that during the Purchase/Exchange Period:

(i) the Purchase/Exchange Right will be suspended upon the entry by the Company into an agreement providing for a Sale Transaction and will remain suspended for so long as such agreement (or any successor agreement) has not been terminated; and

(ii) the Purchase/Exchange Right will terminate upon the consummation of a tender or exchange offer for securities representing more than 50% of the total voting power of all outstanding Voting Securities of the Company or consummation of a Sale Transaction.

(e) The Board of Directors of the Company, or a committee thereof consisting of non-employee directors (as such term is defined for purposes of Rule 16b-3 under the Exchange Act), shall with respect to each exercise of the Purchase/Exchange Right or as may be otherwise requested by Mr. Diller, adopt resolutions and otherwise take all actions necessary to cause any acquisitions or deemed acquisitions from the Company of Company Class B Stock transferred to Mr. Diller pursuant to this Agreement and the Purchase/Exchange Right and any dispositions or deemed dispositions to the Company of Company Common Stock pursuant to this Agreement and the Purchase/Exchange Right to be exempt under Rule 16b-3 under the Exchange Act.

(f) In connection with a Block Sale pursuant to the conditions of Section 5.02(a) in which the Block Sale Transferee receives the right to nominate candidates to the Board of Directors pursuant to the Standstill Agreement: (i) Liberty shall, on or prior to consummation of the Block Sale, cause the Liberty Directors to resign from the Board of Directors effective as of the consummation of such Block Sale; and (ii) the Company shall use its best efforts to cause such vacancy to be filled with the candidate(s) nominated by the Block Sale Transferee (subject to the approval of such candidates by the nominating committee or equivalent committee of the Board of Directors (or the Board of Directors) as described in the Standstill Agreement).

(g) For the avoidance of doubt, none of the provisions of Section 5.02(a), 5.02(b), or 5.02(f) shall be applicable in the event Liberty Transfers all of the Company Common Shares (or other equity securities of the Company) Beneficially Owned by it (other than any Restricted Equity Securities) to a Third-Party Transferee and such Third Party Transferee elects not to enter into a Standstill Agreement or such Third Party Transferee’s Ownership Percentage exceeds or, upon consummation of such Transfer would exceed, 30% of the Total Equity Securities.

ARTICLE VI

DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

Section 6.01. “Affiliate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act (as in effect on the date of this Agreement). For purposes of this definition, (i) natural persons shall not be deemed to be Affiliates of each other, (ii) none of Mr. Diller, Liberty or any of their respective Affiliates shall be deemed to be an Affiliate of the Company or its Affiliates, (iii) none of the Company, Liberty or any of their respective Affiliates shall be deemed to be an Affiliate of Mr. Diller or his Affiliates, (iv) none of the Company, Mr. Diller or any of their respective Affiliates shall be deemed to be an Affiliate of Liberty or its Affiliates, (v) the Company shall not be deemed to be an Affiliate of Expedia based upon the common control of the Company and Expedia by the Stockholders and (vi) the Company shall not be deemed to be an Affiliate of IAC/InterActiveCorp to the extent such relationship would otherwise be based on the common control of the Company and IAC/InterActiveCorp by Mr. Diller.

Section 6.02. “Beneficial Ownership” or “Beneficially Own” shall have the meaning given such term in Rule 13d-3 under the Exchange Act and a Person’s Beneficial Ownership of Company Common Shares shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of Beneficial Ownership, (a) a Person shall be deemed to be the Beneficial Owner of any Equity Securities which may be acquired by such Person (disregarding any legal impediments to such Beneficial Ownership), whether within 60 days or thereafter, upon the conversion, exchange or exercise of any warrants, options (which options held by Mr. Diller shall be deemed to be exercisable), rights or other securities issued by the Company or any Subsidiary thereof and (b) no Person shall be deemed to Beneficially Own any Equity Securities solely as a result of such Person’s execution of this Agreement (including by virtue of holding a proxy with respect to any Equity Securities), or the Stockholders Agreement, or with respect to which such Person does not have a pecuniary interest.

Section 6.03. “Block Sale” shall mean a Transfer, in a single transaction (other than a Transfer to a Qualified Distribution Transferee) of all of the Equity Securities Beneficially Owned by Liberty (other than any Restricted Equity Securities) at such time to a Person (other than Mr. Diller, a Permitted Transferee, a Permitted Designee or the Company) not affiliated with Liberty (i) whose Ownership Percentage upon, and giving effect to, such Transfer does not exceed 30% of the Total Equity Securities and (ii) who enters into a standstill agreement with the Company in the form attached as Exhibit A to this Agreement (a “Standstill Agreement” and such Transferee, the “Block Sale Transferee”).

Section 6.04. “Block Sale Transferee” shall have the meaning set forth in Section 6.03.

Section 6.05. “business day” shall mean any day other than a Saturday, a Sunday or any other day on which banks in New York, New York may, or are required to, remain closed.

Section 6.06. “Chairman” shall mean the Chairman of the Board of Directors of the Company or any successor entity.

Section 6.07. “Chairman Termination Date” shall mean the date that Mr. Diller no longer serves as Chairman.

Section 6.08. “Commission” shall mean the Securities and Exchange Commission.

Section 6.09. “Company” shall have the meaning set forth in the Recitals to this Agreement.

Section 6.10. “Company Class B Stock” shall mean class B common stock, $0.001 par value per share, of the Company.

Section 6.11. “Company Common Shares” shall mean shares of Company Common Stock and Company Class B Stock.

Section 6.12. “Company Common Stock” shall mean common stock, $0.001 par value per share, of the Company.

Section 6.13. “Consenting Party” shall have the meaning set forth in Section 2.04.

Section 6.14. “Demand Registration” shall have the meaning set forth in Section 7.08(b).

Section 6.15. “DGCL” shall mean the General Corporation Law of the State of Delaware.

Section 6.16. “Disabled” shall mean the disability of Mr. Diller after the expiration of more than 180 consecutive days after its commencement which is determined to be total and permanent by a physician selected by Liberty and reasonably acceptable to Mr. Diller, his spouse or a personal representative designated by Mr. Diller; provided that Mr. Diller shall be deemed to be disabled only following the expiration of 90 days following receipt of a written notice from the Company and such physician specifying that a disability has occurred if within such 90-day period he fails to return to managing the business affairs of the Company. Total disability shall mean mental or physical incapacity that prevents Mr. Diller from managing the business affairs of the Company.

Section 6.17. “Distribution Transaction” shall mean any transaction pursuant to which the equity interests of a Subsidiary of Liberty which directly or indirectly holds all Company Common Shares Beneficially Owned (other than any Restricted Equity Securities) by Liberty at such time (a “Liberty Spinco”) are distributed, directly or indirectly (whether by redemption, dividend, share distribution, merger or otherwise) to all or substantially all of the holders of one or more classes or series of the common stock of Liberty that are registered under Section 12(b) or 12(g) of the Exchange Act (such holders of one or more such classes or series, “Liberty Holders”), on a pro rata basis with respect to each such class or series (other than with respect to the payment of cash in lieu of fractional shares), or such equity interests of such Liberty Spinco are available to be acquired by Liberty Holders (including through any rights offering, exchange offer, exercise of subscription rights or other offer made available to Liberty Holders), on a pro rata basis with respect to each such class or series (other than with respect to the payment of cash in lieu of fractional shares), whether voluntary or involuntary.

Section 6.18. “EBITDA” shall mean, for any period, for the Company and its Subsidiaries (on a pro forma basis to the extent the applicable period includes any period prior to the separation of the Company from Expedia), on a combined consolidated basis: net income plus (to the extent reflected in the determination of net income) (i) provision for income taxes, (ii) minority interest, (iii) interest income and expense, (iv) depreciation and amortization, (v) amortization of cable distribution fees, and (vi) amortization of non-cash distribution and marketing expense and non-cash compensation expense.

Section 6.19. “Effective Time” shall have the meaning set forth in Section 7.13.

Section 6.20. “Equity Securities” shall mean the equity securities of the Company calculated on a Company Common Stock equivalent basis, including the Company Common Shares and those shares issuable upon exercise, conversion or redemption of other securities of the Company not otherwise included in this definition.

Section 6.21. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

Section 6.22. “Excluded Issuance” shall mean any issuance of Company Common Shares (i) in a Sale Transaction, or (ii) which is “restricted stock” or the ownership of which is otherwise subject to forfeiture (“Restricted Stock”), provided that for purposes of this definition and Section 3.01 of this Agreement any stock covered by the provisions of clause (ii) shall be deemed to have been issued for purposes of Section 3.01 of this Agreement on the date (the “Lapse Date”) the restrictions on such stock lapse or on which the stock is no longer subject to forfeiture.

Section 6.23. “Expedia” means Expedia, Inc., a Delaware corporation.

Section 6.24. “Expedia Governance Agreement” shall mean the Amended and Restated Governance Agreement, dated as of December 20, 2011, among Expedia, Liberty and Mr. Diller.

Section 6.25. “Fair Market Value” for a security publicly traded on a recognized exchange shall be the average closing price of such security for the three trading days ending on the applicable day (or, if such day is not a trading day, the trading day immediately preceding the applicable day), and for all other securities or property “Fair Market Value” shall be determined, by a nationally recognized investment banking firm which has not been engaged by the Company or Liberty or their respective Affiliates (including with respect to the Company, (a) for so long as Mr. Diller is Senior Executive of Expedia, Expedia and (b) for so long as Mr. Diller is Senior Executive of IAC/InterActiveCorp, IAC/InterActiveCorp) for the prior three years, selected by (i) the Company and (ii) Liberty; provided that, if the Company and Liberty cannot agree on such an investment banking firm within 10 business days, such investment banking firm shall be selected by a panel designated in accordance with the rules of the American Arbitration Association. The fees, costs and expenses of the American Arbitration Association and the investment banking firm so selected shall be borne equally by the Company and Liberty.

Section 6.26. “Hedging Transaction” shall have the meaning ascribed to such term in the Stockholders Agreement.

Section 6.27. “Insider” shall mean all directors of the Company and all officers of the Company required to file a statement with respect to the Company pursuant to Section 16(a) of the Exchange Act.

Section 6.28. “Issue Price” shall mean the price per share equal to (i) in connection with an underwritten offering of Company Common Shares, the initial price at which the stock is offered to the public or other investors, (ii) in connection with other sales of Company Common Shares for cash, the cash price paid for such stock, (iii) in connection with the deemed issuances of Restricted Stock, the Fair Market Value of the stock on the Lapse Date (as defined in the definition of “Excluded Issuance” above), (iv) in connection with the issuance of Company Common Shares as consideration in an acquisition by the Company, the average of the Fair Market Value of the stock for the five trading days ending on the third trading day immediately preceding (a) the date upon which definitive agreements with respect to such acquisition were entered into if the number of Company Common Shares issuable in such transaction is fixed on that date, or (b) such later date on which the consideration, or remaining portion thereof, issuable in such transaction becomes fixed, (v) in connection with a compensatory issuance of shares of Company Common Shares, the Fair Market Value of the Company Common Stock, and (vi) in all other cases, including, without limitation, in connection with the issuance of Company Common Shares pursuant to an option, warrant or convertible security (other than in connection with issuances described in clause (v) above), the Fair Market Value of the Company Common Shares on the date of issuance.

Section 6.29. “Lapse Date” shall have the meaning set forth in Section 6.22.

Section 6.30. “Liberty” shall have the meaning set forth in the Recitals to this Agreement.

Section 6.31. “Liberty Director” shall mean (a) any executive officer or director of Liberty designated by Liberty to serve on the Company’s Board of Directors, provided that the Company’s Board of Directors is not unable, in the exercise of its fiduciary responsibilities, to recommend that the Company’s stockholders elect such individual to serve on the Company’s Board of Directors, or (b) any other Person designated by Liberty who is reasonably acceptable to the Company.

Section 6.32. “Liberty Holdco” shall mean any holding company wholly owned by Liberty and reasonably acceptable to the Company, formed solely for the purpose of acquiring and holding an equity interest in the Company.

Section 6.33. “Liberty Holders” shall have the meaning set forth in Section 6.17.

Section 6.34. “Liberty Proxy” shall have the meaning ascribed to such term in the Stockholders Agreement.

Section 6.35. “Liberty Spinco” shall have the meaning set forth in Section 6.17.

Section 6.36. “Litigation” shall have the meaning set forth in Section 7.05.

Section 6.37. “Mr. Diller” shall have the meaning set forth in the Recitals to this Agreement.

Section 6.38. “Ownership Percentage” means, with respect to any Stockholder, at any time, the ratio, expressed as a percentage, of (i) the Equity Securities Beneficially Owned by such Stockholder (disregarding any legal impediments to such Beneficial Ownership) and its Affiliates to (ii) the sum of (x) the Total Equity Securities and (y) with respect to such Stockholder, any Company Common Shares included in clause (i) that are issuable upon conversion, exchange or exercise of Equity Securities that are not included in clause (x).

Section 6.39. “Permitted Transferee” shall mean Liberty or Mr. Diller and the members of their respective Stockholder Groups.

Section 6.40. “Person” shall mean any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or department or agency of a government.

Section 6.41. “Qualified Distribution Transferee” shall mean any Person that meets the following conditions: (i) at the time of any acquisition by it of Beneficial Ownership of Equity Securities, it is a Subsidiary of Liberty, (ii) thereafter, by reason of a Distribution Transaction, it ceases to be a Subsidiary of Liberty, (iii) if the Distribution Transaction pursuant to which such Person ceases to be a Subsidiary of Liberty occurs prior to the second anniversary of the Effective Time, then, immediately prior to such Distribution Transaction, such Person (or, if such Person is not the Liberty Spinco, the Liberty Spinco) is a wholly owned Subsidiary of Liberty, and (iv) prior to such Distribution Transaction (a) it and, if required by Section 5.01(a), the Liberty Spinco, enters into the amendment contemplated by Section 5.01(a) hereof and (b) it and, if required by Section 5.1 of the Stockholders Agreement, the Liberty Spinco enters into the amendment contemplated by Section 5.1 thereof.

Section 6.42. “Restricted Equity Security” shall mean any option, warrant, right or other security issued by the Company that by its terms is not transferable by the holder of such option, warrant, right or other security at such time of determination.

Section 6.43. “Restricted Stock” shall have the meaning set forth in Section 6.22.

Section 6.44. “Sale Transaction” shall mean a merger, consolidation or amalgamation between the Company and another entity (other than an Affiliate of the Company) in which the Company is to be acquired by such other entity or a Person who controls such entity, or a sale of all or substantially all of the assets of the Company to another entity, other than an Affiliate of the Company.

Section 6.45. “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

Section 6.46. “Standstill Agreement” shall have the meaning set forth in Section 6.03.

Section 6.47. “Stockholder Group” shall mean (a) in respect of Liberty, the Liberty Stockholder Group (as defined in the Stockholders Agreement) and (b) in respect of Mr. Diller, the Diller Stockholder Group (as defined in the Stockholders Agreement).

Section 6.48. “Stockholders” shall mean Liberty and Mr. Diller.

Section 6.49. “Stockholders Agreement” shall mean the Stockholders Agreement dated as of the date hereof between Liberty and Mr. Diller.

Section 6.50. “Subsidiary” shall mean, as to any Person, any corporation or other Person at least a majority of the shares of stock or other ownership interests of which having general voting power under ordinary circumstances to elect a majority of the Board of Directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is, at the time as of which the determination is being made, owned by such Person, or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

Section 6.51. “Third-Party Transferee” shall have the meaning ascribed to such term in the Stockholders Agreement.

Section 6.52. “Total Debt” shall mean all obligations of the Company and its Subsidiaries for money borrowed, at such time (including all long-term senior and subordinated indebtedness, all short-term indebtedness, the stated amount of all letters of credit issued for the account of the Company or any of its Subsidiaries and (without duplication) all unreimbursed draws thereunder (but excluding trade letters of credit)), net of cash (other than working capital) or cash equivalent securities, as shown on the consolidated quarterly or annual financial statements, including the notes thereto, of the Company and its Subsidiaries included in the Company’s filings under the Exchange Act for such period, determined in accordance with GAAP, provided, however, that Total Debt shall not include hedging, pledging, securitization or similar transactions involving securities owned by the Company or its Subsidiaries to monetize the underlying securities, to the extent such securities are the sole means of satisfying such obligations and otherwise the fair value thereof.

Section 6.53. “Total Debt Ratio” shall mean, at any time, the ratio of (i) Total Debt of the Company and its Subsidiaries on a combined consolidated basis as of such time to (ii) EBITDA for the four fiscal quarter period ending as of the last day of the most recently ended fiscal quarter as of such time.

Section 6.54. “Total Equity Securities” at any time shall mean, subject to the next sentence, the total number of the Company’s outstanding equity securities calculated on a Company Common Stock equivalent basis. Any Equity Securities Beneficially Owned by a Person that are not outstanding Voting Securities but that, upon exercise, conversion or exchange, would become Voting Securities, shall be deemed to be outstanding for the purpose of computing Total Equity Securities and the percentage of Equity Securities owned by such Person but shall not be deemed to be outstanding for the purpose of computing Total Equity Securities and the percentage of the Equity Securities owned by any other Person.

Section 6.55. “Transfer” shall mean, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Company Common Shares Beneficially Owned by such Stockholder or any interest in any Company Common Shares Beneficially Owned by such Stockholder, provided, however, that, a merger or consolidation in which a Stockholder is a constituent corporation shall not be deemed to be the Transfer of any Company Common Shares Beneficially Owned by such Stockholder (provided, that a significant purpose of any such transaction is not to avoid the provisions of this Agreement). For purposes of this Agreement, the conversion of Company Class B Stock into Company Common Stock shall not be deemed to be a Transfer.

Section 6.56. “TripAdvisor” shall have the meaning set forth in the Recitals to this Agreement.

Section 6.57. “Voting Securities” shall mean at any particular time the shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors.

ARTICLE VII

MISCELLANEOUS

Section 7.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy) and shall be given, if to Liberty, to:

Liberty Interactive Corporation

12300 Liberty Boulevard

Englewood, Colorado 80112

Attention: General Counsel

Facsimile: (720) 875-5401

with a copy to:

Baker Botts L.L.P.

30 Rockefeller Plaza

44th Floor

New York, New York 10112

Attention: Frederick H. McGrath

Facsimile: (212) 408-2501

if to Mr. Diller, to:

Barry Diller

Chairman

TripAdvisor, Inc.

c/o IAC/InterActiveCorp

555 West 18th Street

New York, New York 10011

Attention: General Counsel

Facsimile: (212) 632-9551

with a copy to:

TripAdvisor, Inc.

141 Needham Street

Newton, Massachusetts 02464

Attention: General Counsel

Facsimile: (617) 670-6301

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Andrew J. Nussbaum

Facsimile: (212) 403-2000

if to the Company, to:

TripAdvisor, Inc.

141 Needham Street

Newton, Massachusetts 02464

Attention: General Counsel

Facsimile: (617) 670-6301

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Andrew J. Nussbaum

Facsimile: (212) 403-2000

or such address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective when delivered personally, telegraphed, or telecopied, or, if mailed, five business days after the date of the mailing.

Section 7.02. Amendments; No Waivers (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the party whose rights or obligations hereunder are affected by such amendment, or in the case of a waiver, by the party or parties against whom the waiver is to be effective. Any amendment or waiver by the Company shall be authorized by a majority of the Board of Directors (excluding for this purpose any director who is a Liberty Director as provided for in this Agreement), except as otherwise provided in Section 7.03.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 7.03. Company Consent Right to Waiver of Liberty Conversion Obligations in Stockholders Agreement. Any waiver by Mr. Diller of Liberty’s obligation (or the obligation of any member of Liberty’s Stockholder Group), pursuant to Section 4.4(b) of the Stockholders Agreement, to convert or exchange shares of Company Class B Stock into shares of Company Common Stock before Transferring shares of Company Class B Stock to a third party (including as required in connection with any Hedging Transaction) will be subject to the consent of the Company (the Company’s right to so consent, the “Waiver Consent Right”), which consent will be exercisable by the vote of (i) a majority of the members of the Board of Directors who are “independent directors” as defined by applicable stock exchange listing rules (which, for this purpose, shall exclude any director who is a Liberty Director) or (ii) a majority of the members of a committee of the Board of Directors composed solely of such independent directors (each of (i) and (ii), a “Special Committee”). If, pursuant to Sections 6.2(a) or 6.2(b) of the Stockholders Agreement (without giving effect to any amendment, waiver or modification of the Stockholders Agreement following the execution thereof that is not approved by a Special Committee), Mr. Diller has ceased to be entitled to exercise his rights under the Stockholders Agreement, the Waiver Consent Right will terminate and no such consent will thereafter be required in connection with Liberty’s Transfer of shares of Company Class B Stock.

In the event the Stockholders Agreement is mutually terminated by Mr. Diller and Liberty, then:

(a) if, at the time the Stockholders Agreement is mutually terminated, Mr. Diller would, but for such mutual termination, have ceased to be entitled to exercise his rights under the Stockholders Agreement pursuant to Sections 6.2(a) or 6.2(b) thereof (without giving effect to any amendment, waiver or modification of the Stockholders Agreement following the execution thereof that is not approved by a Special Committee), the Waiver Consent Right will terminate at the same time the Stockholders Agreement is mutually terminated; or

(b) if, at the time the Stockholders Agreement is mutually terminated, Mr. Diller would have been entitled to exercise his rights under the Stockholders Agreement (without giving effect to any amendment, waiver or modification of the Stockholders Agreement following the execution thereof that is not approved by a Special Committee) had such mutual termination not occurred, then the Waiver Consent Right will continue until the earlier of: (i) such time as Mr. Diller would have, pursuant to Sections 6.2(a) or 6.2(b) of the Stockholders Agreement, ceased to be entitled to exercise his rights under the Stockholders Agreement (without giving effect to any amendment, waiver or modification of the Stockholders Agreement following the execution thereof that is not approved by a Special Committee) had the Stockholders Agreement remained in full force and effect and (ii) the one-year anniversary of the date the Stockholders Agreement is mutually terminated.

Section 7.04. Successors And Assigns. Except as provided in Article I or as provided for in Section 5.01(a), neither this Agreement nor any of the rights or obligations under this Agreement shall be assigned, in whole or in part (except by operation of law pursuant to a merger of Liberty with another Person a significant purpose of which is not to avoid the provisions of this Agreement), by any party without the prior written consent of the other parties hereto. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 7.05. Governing Law; Consent To Jurisdiction. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of Delaware, for any action, proceeding or investigation in any court or before any governmental authority (“Litigation”) arising out of or relating to this Agreement and the transactions contemplated hereby and further agrees that service of any process, summons, notice or document by U.S. mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 7.06. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 7.07. Specific Performance. The Company, Mr. Diller and Liberty each acknowledge and agree that the parties’ respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agree that, in the event of a breach or threatened breach by Mr. Diller, the Company or Liberty of the provisions of this Agreement, in addition to any remedies at law, Mr. Diller, Liberty and the Company, respectively, without posting any bond shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

Section 7.08. Registration Rights (a). (a) Liberty and Mr. Diller shall be entitled to customary registration rights relating to Company Common Stock owned by them as of the date hereof or acquired from the Company (including upon conversion of Company Class B Stock) in the future (including the ability to transfer registration rights as set forth in this Agreement in connection with the sale or other disposition of Company Common Stock).

(b) If requested by a Stockholder, the Company shall be required promptly to cause the Company Common Stock owned by such Stockholder or its Affiliates to be registered under the Securities Act in order to permit such Stockholder or such Affiliate to sell such shares in one or more (but not more than (i) in the case of Liberty, four and (ii) in the case of Mr. Diller, three) registered public offerings (each, a “Demand Registration”). Each Stockholder shall also be entitled to customary piggyback registration rights. If the amount of shares sought to be registered by a Stockholder and its Affiliates pursuant to any Demand Registration is reduced by more than 25% pursuant to any underwriters’ cutback, then such Stockholder may elect to request the Company to withdraw such registration, in which case, such registration shall not count as one of such Stockholder’s Demand Registrations. If a Stockholder requests that any Demand Registration be an underwritten offering, then such Stockholder shall select the underwriter(s) to administer the offering, provided that such underwriter(s) shall be reasonably satisfactory to the Company. If a Demand Registration is an underwritten offering and the managing underwriter advises the Stockholder initiating the Demand Registration in writing that in its opinion the total number or dollar amount of securities proposed to be sold in such offering is such as to materially and adversely affect the success of such offering, then the Company will include in such registration, first, the securities of the initiating Stockholder, and, thereafter, any securities to be sold for the account of others who are participating in such registration (as determined on a fair and equitable basis by the Company). In connection with any Demand Registration or inclusion of a Stockholder’s or its Affiliate’s shares in a piggyback registration, the Company, such Stockholder and/or its Affiliates shall enter into an agreement containing terms (including representations, covenants and indemnities by the Company and such Stockholder), and shall be subject to limitations, conditions, and blackout periods, customary for a secondary offering by a selling stockholder. The costs of the registration (other than underwriting discounts, fees and commissions) shall be paid by the Company. The Company shall not be required to register such shares if a Stockholder would be permitted to sell the Company Common Stock in the quantities proposed to be sold at such time in one transaction under Rule 144 of the Securities Act or under another comparable exemption therefrom.

(c) If the Company and a Stockholder cannot agree as to what constitutes customary terms within ten days of such Stockholder’s request for registration (whether in a Demand Registration or a piggyback registration), then such determination shall be made by a law firm of national reputation mutually acceptable to the Company and such Stockholder.

Section 7.09. Termination. Except as otherwise provided in this Agreement, this Agreement shall terminate (a) as to Liberty, at such time that Liberty Beneficially Owns Equity Securities representing less than 5% of the Total Equity Securities and (b) as to Mr. Diller, at such time that the Chairman Termination Date has occurred or at such time as he becomes Disabled. In respect of “Contingent Matters,” such provisions shall terminate as to Mr. Diller and Liberty as set forth therein.

Section 7.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, provided that the parties hereto shall negotiate in good faith to attempt to place the parties in the same position as they would have been in had such provision not been held to be invalid, void or unenforceable.

Section 7.11. Cooperation. Each of Liberty and Mr. Diller covenants and agrees with the other to use its reasonable best efforts to cause the Company to fulfill the Company’s obligations under this Agreement.

Section 7.12. Adjustment of Share Numbers and Prices. If, after the effective time of this Agreement, there is a subdivision, split, stock dividend, combination, reclassification or similar event with respect to any of the shares of capital stock referred to in this Agreement, then, in any such event, the numbers and types of shares of such capital stock referred to in this Agreement and, if applicable, the prices of such shares, shall be adjusted to the number and types of shares of such capital stock that a holder of such number of shares of such capital stock would own or be entitled to receive as a result of such event if such holder had held such number of shares immediately prior to the record date for, or effectiveness of, such event, and the prices for such shares shall be similarly adjusted.

Section 7.13. Effective Time. This Agreement shall become effective as of the date hereof, immediately following consummation of the Company’s spin-off from Expedia and transactions relating thereto (the “Effective Time”).

Section 7.14. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the Stockholders Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way (including, without limitation, effective upon the date hereof, all stockholders agreements relating to the Company (other than the Stockholders Agreement) between Liberty and Mr. Diller).

Section 7.15. Interpretation. References in this Agreement to Articles and Sections shall be deemed to be references to Articles and Sections of this Agreement unless the context shall otherwise require. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of such agreement or instrument.

Section 7.16. Headings. The titles of Articles and Sections of this Agreement are for convenience only and shall not be interpreted to limit or otherwise affect the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Governance Agreement to be duly executed as of the day and year first above written.

TRIPADVISOR, INC.

By	/s/ Seth J. Kalvert
Name:	Seth J. Kalvert
Title:	Senior Vice President, General Counsel and Secretary

LIBERTY INTERACTIVE CORPORATION

By	/s/ John C. Malone
Name:	John C. Malone
Title:	Chairman of the Board

/s/ Barry Diller
BARRY DILLER

[SIGNATURE PAGE TO TRIPADVISOR GOVERNANCE AGREEMENT]

EXHIBIT A

FORM OF STANDSTILL AGREEMENT

FORM OF STANDSTILL AGREEMENT

This STANDSTILL AGREEMENT, dated as of [—] and effective as of the Effective Date (as defined below) (this “Agreement”), is entered into by and among the Persons set forth on Annex A hereto (collectively, the “Block Sale Transferee”) and TripAdvisor, Inc., a Delaware corporation (the “Company,” which term shall, for purposes of this Agreement, include its direct and indirect subsidiaries) (each, a “Party” and collectively, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Company is a party to a governance agreement dated as of December 20, 2011 (the “Governance Agreement”), among the Company, Liberty Interactive Corporation (“Liberty”), for itself and on behalf of the members of its Stockholder Group and Mr. Barry Diller (“Mr. Diller”), for himself and on behalf of the members of his Stockholder Group;

WHEREAS, the Governance Agreement requires that, prior to the consummation of a Transfer qualifying as a Block Sale, the Block Sale Transferee shall have executed a standstill agreement with the Company;

WHEREAS, pursuant to Section 5.02(b)(ii) of the Governance Agreement, the Company has agreed that, prior to the Block Sale Transferee becoming an “interested stockholder” (as such term is defined in Section 203(c)(5) of the DGCL) with respect to the Company, the Board of Directors of the Company will approve (x) the Block Sale Transferee as an “interested stockholder” within the meaning of Section 203(c)(5) of the DGCL and (y) the receipt of Company Common Shares by the Block Sale Transferee pursuant to the Block Sale for purposes of Section 203(a)(1) of the DGCL, with the condition that the Block Sale Transferee execute this Agreement;

WHEREAS, this Agreement shall be effective as of the date of consummation of the Block Sale (the “Effective Date”); and

WHEREAS, capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Governance Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Definitions.

1.1 The term “Actual Ownership” (and the related term “Actually Own”) shall mean as of any date of determination, an amount equal to the sum of (a) the number of Company Common Shares (or other Voting Securities) issued and outstanding and actually owned by Mr. Diller and his Affiliates as of such date (excluding shares of Company Common Stock that Mr. Diller and his Affiliates could exchange pursuant to clause (c)), plus (b) the number of shares of Company Class B Stock owned by any third party that has acquired shares of Company Class B Stock pursuant to the exercise of the Purchase/Exchange Right in accordance with Section

5.02(d) of the Governance Agreement, plus (c) the number of shares of Company Class B Stock Mr. Diller and his Affiliates would actually own if Mr. Diller exercised (directly or with an Affiliate) the Purchase/Exchange Right pursuant to Section 5.02(c)(ii) of the Governance Agreement utilizing the shares of Company Common Stock issued and outstanding and actually owned by Mr. Diller and his Affiliates as of such date; provided, that, notwithstanding anything to the contrary in this Section 1.1, for the avoidance of doubt, Actual Ownership shall not include Company Common Shares (or other equity securities of the Company) which are deemed Beneficially Owned by Mr. Diller solely by virtue of voting power granted to Mr. Diller pursuant to a proxy granted by Liberty.

1.2 The term “business day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

1.3 The term “DGCL” means the General Corporation Law of the State of Delaware, as amended.

1.4 The term “group” shall have the meaning given to that term (or as that term is used) in Section 13(d)(3) of the Exchange Act.

1.5 The term “proxy” shall have the meaning ascribed to such term in Rule 14a-1 promulgated under the Exchange Act.

1.6 The term “Rights Offering” means the issuance by the Company to holders of Company Common Stock (or other equity securities of the Company) of rights to buy, within a fixed time period, a proportional number of newly issued shares of Company Common Stock (or other equity securities of the Company).

1.7 The term “SEC” means the Securities and Exchange Commission.

1.8 The term “solicitation” shall have the meaning ascribed to such term in Rule 14a-1 promulgated under the Exchange Act.

2.	Share Ownership.

2.1 Limitation on Share Ownership. From the Effective Date until the third anniversary of the Effective Date (the “Standstill Period”), the Block Sale Transferee and its Affiliates shall not acquire Beneficial Ownership of any Equity Securities that would cause the Block Sale Transferee, its Affiliates or any group of which any of them are a part to Beneficially Own in the aggregate more than thirty percent (30%) of the Total Equity Securities (subject to adjustment pursuant to this Section 2.1, the “Ownership Limitation”); provided, however, that the Block Sale Transferee shall not be in breach of the Ownership Limitation to the extent that its Beneficial Ownership of Equity Securities exceeds the Ownership Limitation as a result of (x) a reduction in the number of Total Equity Securities (whether due to a redemption, share buyback, reverse stock split or similar transaction effected by the Company or any of its Subsidiaries), (y) a distribution that was made by the Company pursuant to a Rights Offering or a distribution that was made generally to holders of Company Common Shares (or other equity securities of the Company) as a result of their ownership of Company Common Shares (or other equity securities of the Company) including, without limitation, pursuant to a shareholder rights plan or similar

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plan or agreement, or (z) the acquisition by the Block Sale Transferee or its Affiliates of any Company Common Shares (or other equity securities of the Company) as a result of the exercise (or exchange) of any rights (1) distributed to the Block Sale Transferee or its Affiliates by the Company pursuant to clause (y) above and (2) acquired, directly or indirectly, by the Block Sale Transferee or its Affiliates from third parties (“Third Party Rights”), subject, as to the exercise (or exchange) of the Third Party Rights, to the following limitations: (A) in the event that the Company or any of its Subsidiaries enters into an agreement with a standby purchaser or underwriter (a “Standby Purchaser”) pursuant to which such Standby Purchaser will purchase and exercise rights or otherwise purchase Company Common Shares (or other equity securities) that would have been issuable upon the exercise of rights which expire unexercised upon the expiration of such offering or distribution (such offering or distribution, an “Underwritten Offering”), then the Block Sale Transferee and its Affiliates will only be permitted to exercise such Third Party Rights to the extent that, assuming the Standby Purchaser exercised rights or acquired shares in accordance with its obligations under such agreement with the Company, such exercise would not result in the Block Sale Transferee and its Affiliates exceeding the Ownership Limitation in effect immediately prior to the commencement of such Rights Offering or other distribution and (B) in the event such offering or distribution is not an Underwritten Offering, or in the event of a separation or distribution of rights pursuant to a shareholder rights plan or similar plan or agreement, the Block Sale Transferee and its Affiliates will not be entitled to exercise (or exchange) Third Party Rights to the extent that after giving effect to the exercise (or exchange) of all rights distributed to the Block Sale Transferee and its Affiliates by the Company, such exercise (or exchange) of Third Party Rights would result in the Block Sale Transferee and its Affiliates having Beneficial Ownership of Equity Securities, determined immediately following the closing of such offering or distribution or (in the case of a shareholder rights plan or similar plan or agreement) at such time as all of the Company’s stockholders electing to exercise rights (excluding any “acquiring person”) have exercised such rights or, if applicable, the Company has exchanged the rights held by all of the Company’s stockholders (other than by the “acquiring person”), in an amount that exceeds the Ownership Limitation in effect immediately prior to the commencement of such offering, distribution or separation, as applicable. In the event that the Block Sale Transferee’s Beneficial Ownership of Equity Securities exceeds the Ownership Limitation as a result of actions referred to in clauses (x) or (z) of this Section 2.1 (or any combination thereof and the Block Sale Transferee is otherwise in compliance with the provisions of this Section 2.1), then the Ownership Limitation shall be deemed increased to that percentage which is equal to the Block Sale Transferee’s Beneficial Ownership of Total Equity Securities immediately following (i) for purposes of clause (x), the event that caused such increase and (ii) for purposes of clause (z), the closing of such Rights Offering or distribution or (in the case of a shareholder rights plan or similar plan or agreement) at such time as all of the Company’s stockholders electing to exercise rights (excluding any “acquiring person”) have exercised such rights or, if applicable, the Company has exchanged the rights held by all of the Company’s stockholders (other than by the “acquiring person”), and thereafter the Block Sale Transferee and its Affiliates shall not acquire any Company Common Shares (or other equity securities of the Company) that would result in it exceeding such adjusted Ownership Limitation except as otherwise permitted by this Section 2.1. The Block Sale Transferee acknowledges and agrees that nothing in this Section 2.1 is intended to limit or restrict the operation of any shareholder rights plan or similar plan or agreement adopted by the Company.

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2.2 Share Ownership Notice. Within 5 business days after the end of each calendar quarter during the Standstill Period, commencing with the quarter ending [—], the Block Sale Transferee shall provide written notice to the Company of the number of Equity Securities Beneficially Owned by the Block Sale Transferee at the end of such quarter. Upon a written request by the Block Sale Transferee to the Company, the Company shall provide within 10 business days of the receipt of such written request a written notice to the Block Sale Transferee of the number of Equity Securities Beneficially Owned and Actually Owned by Mr. Diller as of such date, and the Block Sale Transferee agrees to hold the information contained in such notice in confidence (except in the event that the Block Sale Transferee is required by law, regulation, legal process, regulatory authority (including, without limitation, any stock exchange) or other applicable judicial or governmental order to disclose the information contained in such notice or to the extent necessary to exercise or enforce any of its rights under this Agreement).

3.	Standstill and Related Provisions.

3.1 Standstill Provisions. During the Standstill Period, unless expressly authorized in writing to do so by a majority of the members of the Board of Directors, acting through a committee of directors that qualify as “independent directors” as defined by applicable stock exchange listing rules [(which term, for this purpose, will exclude any directors nominated by the Block Sale Transferee)]1, the Block Sale Transferee shall not, and shall cause its Affiliates not to, directly or indirectly, acting alone or as part of a group:

(a)

make, or in any way participate in any solicitation of any proxy [(but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) under the Exchange Act from the definition of “solicitation”)][2] to vote any Company Common Shares (or other equity securities of the Company) with respect to any matter (including, without limitation, any contested solicitation for the election of directors with respect to the Company), other than solicitations or acting as a participant in support of all of the Company’s nominees [including, without limitation, the nominees of the Block Sale Transferee pursuant to Article 5][3];

(b)	form, join in or in any way participate in a group (for the avoidance of doubt, the Block Sale Transferee shall not be deemed to have formed, joined in or in any way participated in a group with the Company as a result of the Block Sale Transferee’s execution of this Agreement) with respect to the Company Common Shares (or other equity securities of the Company) or deposit any Company Common Shares (or other equity securities of the Company) in a voting trust or similar arrangement or subject any Company Common Shares (or other equity securities of the Company) to any voting agreement or similar arrangement, or grant any proxy with respect to any Company Common Shares (or other equity securities of the Company) (other than to a designated representative of the

[1]	Note to form: bracketed language to be removed if Block Sale Transferee does not accept the board nomination rights.
[2]	Note to form: bracketed language to be removed if Block Sale Transferee does not accept the board nomination rights.
[3]	Note to form: bracketed language to be removed if Block Sale Transferee does not accept the board nomination rights.

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Company pursuant to a proxy statement of the Company), other than as contemplated by the Governance Agreement or the Stockholders Agreement or the transactions contemplated thereby;

(c)

seek to call, or to request the calling of, or call a special meeting of the stockholders of the Company, or seek to make, or make, a stockholder proposal (whether pursuant to Rule 14a-8 under the Exchange Act or otherwise) at any meeting of the stockholders of the Company, or make a request for a list of the Company’s stockholders, or[, other than pursuant to the Block Sale Transferee’s nomination rights in accordance with Article 5 of this Agreement,][4] seek election of a representative to the Board of Directors, seek to place a representative on the Board of Directors or seek the removal of any director from the Board of Directors, or otherwise acting alone, or by participating in a group, seek to control or influence the governance or policies of the Company;

(d)	effect or seek to effect (including, without limitation, by entering into any discussions, negotiations, agreements or understandings whether or not legally enforceable with any third Person), offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist or facilitate any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in any acquisition of any Company Common Shares (or other equity securities of the Company) (or Beneficial Ownership thereof) in excess of the Ownership Limitation, except in accordance with Section 2.1; provided, that, for the avoidance of doubt, the Block Sale Transferee is permitted to Transfer to an unaffiliated third party any Company Common Shares (or other equity securities of the Company) Beneficially Owned by the Block Sale Transferee, subject to the provisions of Article 8 hereof, if applicable;

(e)	effect or seek to effect (including, without limitation, by entering into any discussions, negotiations, agreements or understandings whether or not legally enforceable with any third Person), offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist or facilitate any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in (i) any tender offer or exchange offer, merger, acquisition, share exchange or other business combination involving the Company or any of its Subsidiaries, (ii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its Subsidiaries or any material portion of its or their businesses, or (iii) any acquisition of any material assets or businesses of the Company or any of its Subsidiaries;

(f)	publicly disclose, or cause or, in a material manner, facilitate the public disclosure (including without limitation through the filing by it of any document or report with the SEC or any other governmental agency or any disclosure to any

[4]	Note to form: bracketed language to be removed if Block Sale Transferee does not accept the board nomination rights.

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journalist, member of the media or securities analyst) of any intent, purpose, plan or proposal to obtain any waiver, or consent under, or any amendment of, any of the provisions of Section 2.1, this Section 3.1, or Article 4 (except as described in Section 4.1) or bring any action to (i) contest the validity of Section 2.1, this Section 3.1 or Article 4, or (ii) seek a release from the restrictions contained in Section 2.1, this Section 3.1 or Article 4;

(g)	unless required by law, make or issue or cause to be made or issued any public disclosure, announcement or statement (including without limitation the filing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) (i) in support of any solicitation described in paragraph (a) above (other than solicitations by the Company), (ii) in support of any matter described in paragraph (c) above, (iii) concerning any potential matter described in paragraph (d) above; (iv) concerning any potential matter described in paragraph (e) above; or (v) negatively commenting upon the Company’s corporate strategy, business, corporate activities, board of directors or management (for the avoidance of doubt, making any factual statement about the Company’s corporate strategy, business, corporate activities, board of directors or management shall not be prohibited by this Section 3.1(g)(v)); or

(h)	enter into any discussions, negotiations, agreements or understandings with any Person with respect to any of the foregoing or advise, assist or seek to persuade others to take any action with respect to any of the foregoing.

Notwithstanding the foregoing, (a) [the restrictions in Sections 3.1(d), 3.1(e), 3.1(f), 3.1(g)(iii), 3.1(g)(iv), 3.1(g)(v) and 3.1(h) (to the extent it relates to any of the foregoing) shall not apply at any time that (i) the Company fails to comply in all material respects with its obligations under Article 5 hereof, which failure continues unremedied for a period of 10 business days following receipt by the Company of a written notice from the Block Sale Transferee of such failure or (ii) the Block Sale Transferee has relinquished its nomination rights pursuant to Article 5 and all Block Sale Transferee nominated directors have resigned; or (b)]5 in the event that (x) the Board of Directors determines that the Company should engage in any transaction described in Section 3.1(e)(i) or 3.1(e)(ii), the Block Sale Transferee shall be permitted to participate in such Board of Directors’ approved transaction as a shareholder on the same terms and conditions as any other shareholder of the Company, (y) the Board of Directors determines that the Company should solicit from one or more Persons or enter into discussions with one or more Persons regarding, or invites any other Person or group to make a proposal (without similarly inviting the Block Sale Transferee to make a similar proposal) with respect to an acquisition of (i) all or substantially all of the equity securities or assets of the Company or any of its Subsidiaries (by merger, tender offer or otherwise) or (ii) any material assets or businesses of the Company or any of its Subsidiaries, the Block Sale Transferee shall have the right to make a non-public competing proposal to the Board of Directors in compliance with any written procedures generally applicable to Persons making proposals provided by the Company

[5]	Note to form: enumerated restrictions to be removed if the Block Sale Transferee does not accept the board nomination rights.

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or the Board of Directors or (z) any third party that is not an Affiliate of the Block Sale Transferee makes a bona fide offer or proposal, with respect to a matter described in Section 3.1(d) or 3.1(e) above (a “Third Party Proposal”), the Block Sale Transferee (A) shall have the right to make a non-public competing proposal to the Board of Directors and may publicly announce that it has made a competing proposal to the Board of Directors so long as such public announcement does not constitute an offer or a solicitation to any recipient thereof and (B) may tender, exchange or otherwise sell or transfer its Company Common Shares (or other equity securities of the Company) to such third party in accordance with the Third Party Proposal; provided, however, that in the case of clauses (y) and (z), the Block Sale Transferee shall be prohibited from participating with, joining in a group with or providing financing to any such third party).

[For the avoidance of doubt, any discussions involving the directors nominated by the Block Sale Transferee pursuant to Article 5 hereof (i) at a meeting of the Board of Directors or (ii) with management of the Company, other members of the Board of Directors or any of the Company’s advisors or representatives, in the case of clauses (i) and (ii), while acting in such directors’ capacity as members of the Board of Directors, shall not be deemed to violate any of the provisions of this Article 3.]6

4.	Restriction on Business Combinations

4.1 If, at the Effective Date and after taking into consideration the effect of the Block Sale, the Block Sale Transferee would be an “interested stockholder” for purposes of Section 203(c)(5) of the DGCL, then during the Standstill Period any “business combination” (as such term is defined in Section 203(c)(3) of the DGCL) between the Company and the Block Sale Transferee or any of its Affiliates will require approval by the Board of Directors, acting through a committee of directors that qualify as “independent directors” as defined by applicable stock exchange listing rules [(which term will, for this purpose, exclude any directors nominated by the Block Sale Transferee)]7; provided, that the execution and delivery by the Company or any of its Subsidiaries of any contract or agreement with respect to a proposed “business combination” of the type described in Section 203(c)(3)(v) of the DGCL to which the Block Sale Transferee or its “affiliates” (as such term is defined in Section 203(c)(1) of the DGCL) is a party shall constitute conclusive evidence of such approval only with respect to such contract or agreement (and the performance thereof) to the Block Sale Transferee; and provided, further, that the entrance into such contract shall constitute a waiver of the restrictions in Section 3.1(f) with respect to such contract or agreement.

5.	[Board Representation

5.1 The Block Sale Transferee shall have the right to nominate up to such number of directors to the Board of Directors as is equal to 20% of the total number of directors on the Board of Directors (rounded up to the next whole number if the total number of directors on the Board of Directors is not an even multiple of 5) so long as the Block Sale Transferee

[6]	Note to form: bracketed language to be removed if Block Sale Transferee does not accept the board nomination rights.
[7]	Note to form: bracketed language to be removed if Block Sale Transferee does not accept the board nomination rights.

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Beneficially Owns at least 16,825,982 Equity Securities (so long as the Ownership Percentage of the Block Sale Transferee is at least equal to 15% of the Total Equity Securities), provided that all Liberty Directors have resigned from the Board of Directors. The Block Sale Transferee shall have the right to nominate one director to the Board of Directors so long as the Block Sale Transferee Beneficially Owns at least 11,217,321 Equity Securities (so long as the Block Sale Transferee’s Ownership Percentage is at least equal to 5% of the Total Equity Securities), provided that all Liberty Directors have resigned from the Board of Directors.

5.2 Each director nominee proposed by the Block Sale Transferee must qualify as an “independent director” as defined by applicable stock exchange listing rules. The director nominees proposed by the Block Sale Transferee must be approved by the nominating committee of the Board of Directors (which committee shall be comprised solely of “independent directors” as defined by applicable stock exchange listing rules (which term, for this purpose, will exclude any directors nominated by the Block Sale Transferee)) (or by an equivalent committee of the Board of Directors or, if no such committee exists, by a committee of “independent directors” as defined by applicable stock exchange listing rules (which term, for this purpose, will exclude any directors nominated by the Block Sale Transferee)), and, if such approval is not granted to one or more of the Block Sale Transferee’s proposed nominees, the Block Sale Transferee shall have the right to propose additional nominees until approval has been granted to that number of nominees equal to the number of directors the Block Sale Transferee is entitled to nominate pursuant to Section 5.1.

5.3 Subject to the approval of the Block Sale Transferee’s nominees as described in Section 5.2 and provided that the Block Sale Transferee has provided (or caused to be provided) the Company with all information reasonably requested by the Company relating to its nominees to the extent required under applicable law to be included in any proxy statement of the Company and in any other solicitation materials to be delivered to stockholders of the Company in connection with a stockholders meeting, the Company shall cause each director nominee of the Block Sale Transferee that has received such approval to be included in the slate of nominees recommended by the Board of Directors to the Company’s stockholders for election as directors at each annual meeting of the stockholders of the Company and shall use all reasonable efforts to cause the election of each director nominee of the Block Sale Transferee that has received such approval, including soliciting proxies in favor of the election of such persons.

5.4 In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without Cause) of any Director nominated by the Block Sale Transferee pursuant to Section 5.1, or by any increase in the number of directors constituting the entire Board (such that the Block Sale Transferee, pursuant to Section 5.1, is entitled to additional representation on such Board to maintain its right to nominate directors constituting 20% (rounded up) of the total number of directors on the Board), the Block Sale Transferee shall, subject to Section 5.2, have the right to designate a replacement or additional Director to fill such vacancy, and the Company shall use all reasonable efforts to cause such vacancy to be filled with the replacement or additional Director so designated.

5.5 The Company shall use its best efforts to cause the candidate(s) nominated by the Block Sale Transferee (subject Section 5.2 hereof and Section 5.02(f) of the Governance Agreement) to be appointed to the Board of Directors at the next regularly scheduled meeting of the Board of Directors immediately following the Effective Date.]8

[8]	Note to form: to be included if Block Sale Transferee accepts the board nomination rights.

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6.	Representations and Warranties.[9]

6.1 Authority; Binding Agreement of Company; Anti-takeover. The Company represents that (a) this Agreement and the performance by the Company of its obligations hereunder (i) has been duly authorized, executed and delivered by it, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, (ii) does not require the approval of the stockholders of the Company, and (iii) does not violate any material law, any order of any court or other agency of government, the charter or other organizational document of the Company, or any stock exchange rule or regulation, (b) prior to the Block Sale Transferee becoming an “interested stockholder” (as such term is defined in Section 203(c)(5) of the DGCL) with respect to the Company and subject to the execution by the Block Sale Transferee of this Agreement and the accuracy of the representation contained in Section 6.2(b), the Board of Directors has approved (x) the Block Sale Transferee as an “interested stockholder” within the meaning of Section 203(c)(5) of the DGCL and (y) the receipt of Company Common Shares by the Block Sale Transferee pursuant to the Block Sale for purposes of Section 203(a)(1) of the DGCL and (c) the Company has amended any stockholder rights plan or similar plan or agreement (or taken all steps necessary to amend any charter or bylaw provision) then in effect that would impose on the Block Sale Transferee, or cause the Block Sale Transferee to incur or suffer, material economic detriment (including through disproportionate dilution, relative to other holders of Company Common Shares, of the Block Sale Transferee’s equity or voting power or through a requirement to purchase or otherwise acquire, or offer to acquire, additional equity securities of the Company in the form of a mandatory offer requirement or similar provision) as a result of the Block Sale Transferee’s and its Affiliates’ receipt or continued ownership of Company Common Shares or other equity securities of the Company in the Block Sale, such that the acquisition and continued ownership by the proposed Block Sale Transferee of Company Common Shares or other equity securities of the Company in such Block Sale or thereafter in an amount permitted by this Agreement will not result in the imposition of any such restriction, limitation or economic detriment or cost under any such plan or agreement (or charter or bylaw provision having anti-takeover provisions).

6.2 Authority; Binding Agreement of Block Sale Transferee; Ownership of Shares. Each of the parties listed on Annex A hereto, severally as to itself, represents and warrants that (a) this Agreement and the performance by such Person of its obligations hereunder (i) has been duly authorized, executed and delivered by such Person, and is a valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, (ii) does not require approval by any owners or holders of any equity interest in such Person (except as has already been obtained), and (iii) does not violate any material law, any order of any court or other agency of government, the charter or other organizational documents of such Person, as amended, or constitute a breach or violation of or conflict with any material agreement to which such Person

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Nothing contained in Article 6 shall constitute consent by the committee of directors that qualify as “independent directors” as defined by applicable stock exchange listing rules (which term, for this purpose, will exclude any directors nominated by the Block Sale Transferee) to any waiver of any obligation to convert Company Class B Stock into shares of Company Common Stock.

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is bound and none of such material agreements would impair in any material respect the ability of such Person to perform its obligations hereunder, (b) prior to the approval described in Section 6.1(b) above, the Block Sale Transferee was not an “interested stockholder” within the meaning of Section 203(c)(5) of the DGCL with respect to the Company and (c) as of the date hereof, after taking into account the Company Common Shares to be acquired by the Block Sale Transferee in the Block Sale and based upon the number of Company Common Shares outstanding as set forth in the Company’s latest Report on Form 10-K or Form 10-Q, as applicable, the Block Sale Transferee does not Beneficially Own Company Common Shares in excess of the Ownership Limitation.

6.3 Interests in Company Common Shares. Each of the parties listed on Annex A hereto, severally as to itself, represents and warrants that, as of the Effective Date, it is or will be, as applicable, the Beneficial Owner of the number and type of Company Common Shares (or other equity securities of the Company) set forth (including, without limitation, as to the form of ownership) on Annex B hereto.

6.4 Compliance with Laws. Each of the parties listed on Annex A hereto, severally as to itself, represents and warrants that (a) it is aware, and that it has advised and will advise its Affiliates, that federal and state securities laws prohibit any Person who has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that the Person is likely to purchase or sell those securities, and (b) it will, and will cause its Affiliates to, comply with federal and state securities laws in connection with any purchase of the Company’s securities contemplated by this Agreement.

7.	Termination.

7.1 Termination. This Agreement will terminate and cease to be of any further force or effect, except with respect to Article 9 of this Agreement (with respect to actions, events or causes of action arising prior to, or in connection with, such termination), upon the earlier to occur of (i) the expiration of the Standstill Period or (ii) such time as (A) all or substantially all of the assets or equity securities of the Company have been acquired (whether by merger, tender offer or otherwise) by a third party and (B) the Block Sale Transferee or any of its Affiliates ceases to own any Company Common Shares (or other equity securities of the Company); provided that the provisions of Article 2 and Article 3 of this Agreement shall terminate and be of no further force and effect prior to the end of the Standstill Period upon the earlier to occur of:

(a)	such time as the Actual Ownership of Voting Securities represents in excess of 50% of the aggregate voting power of the total Voting Securities (provided that for purposes of calculating the aggregate voting power of the total Voting Securities for purposes of this Section 7.1(a), total Voting Securities shall: (1) include those shares of Company Class B Stock as to which Mr. Diller and his Affiliates at such time could receive pursuant to the Purchase/Exchange Right provided for in Section 5.02(c) of the Governance Agreement solely by exchanging an equivalent number of issued and outstanding shares of Company Common Stock actually owned by Mr. Diller and such Affiliates at such time, and (2) exclude such shares of Company Common Stock that could be exchanged as of such date by Mr. Diller and such Affiliates pursuant to clause (1)); or

10

(b)	such time as both (i) the Block Sale Transferee, its Affiliates or any group of which any of them are a part Beneficially Owns less than 12% of the aggregate voting power of the Total Equity Securities and (ii) Mr. Diller Beneficially Owns greater than 40% of the aggregate voting power of the Total Equity Securities (provided that for purposes of this Section 7.1(b)(ii), Mr. Diller’s Beneficial Ownership shall not include Company Common Shares which are deemed Beneficially Owned by Mr. Diller solely by virtue of voting power granted to Mr. Diller pursuant to any Proxy granted by Liberty).

7.2 Notice of Termination of Article 2 and Article 3. In the event that any Party becomes aware of the occurrence of the events described in Section 7.1(a) or Section 7.1(b), such Party shall, within 2 business days, deliver a notice to each of the other Parties of its belief that Article 2 and Article 3 of this Agreement have terminated pursuant to Section 7.1(a) or Section 7.1(b), as applicable, and such notice shall describe in reasonable detail the basis for such Party’s assertion that the applicable thresholds have been met. In the event that any of the other Parties dispute that such events of termination have occurred, such Party shall, within 2 business days, deliver a notice to the other Parties identifying the basis for such dispute. In connection with any termination pursuant to Section 7.1(a) or (b), any acquisitions or dispositions of Company Common Shares occurring after the date specified in the original notice of termination (the “Termination Date”) will be disregarded, provided that if Article 2 and Article 3 of this Agreement shall have terminated pursuant to Section 7.1(b), the Block Sale Transferee shall have no agreement regarding the re-acquisition of the shares described in Section 7.1(b)(i).

8.	Subsequent Transferees.[10]

8.1 Except in the event the Block Sale Transferee sells or transfers its Company Common Shares (or other equity securities of the Company) to a third party in accordance with a Third Party Proposal, the transferee of all or substantially all of the Company Common Shares transferred to the Block Sale Transferee in the Block Sale (the “Subsequent Transferee”) shall agree to assume and perform all obligations and be subject to, and bound by all restrictions of the Block Sale Transferee pursuant to this Agreement during the remainder of the Standstill Period (other than (i) Article 6, (ii) the provisions of Article 4 if such transferee (a) is not an “affiliate” (as such term is defined in Section 203(c)(1) of the DGCL) of the Block Sale Transferee at the time of such transfer and (b) was not such an “affiliate” (as such term is defined in Section 203(c)(1) of the DGCL) on the Effective Date [and (ii) the provisions of Article 5 and Sections 3.1(d), 3.1(e), 3.1(f), 3.1(g)(iii), 3.1(g)(iv), 3.1(g)(v) and 3.1(h) hereunder]11), as if such transferee were the Block Sale Transferee (provided, however, that the Effective Date shall continue to be defined as the date of consummation of the Block Sale). For the avoidance of doubt, the Parties acknowledge and agree that no Subsequent Transferee shall have a right to a

[10]

Nothing contained in Article 8 shall constitute consent by the committee of directors that qualify as “independent directors” as defined by applicable stock exchange listing rules (which term, for this purpose, will exclude any directors nominated by the Block Sale Transferee) to any waiver of any obligation to convert Company Class B Stock into shares of Company Common Stock.

[11]	Note to form: to be included if the Block Sale Transferee accepts the board nomination rights.

11

waiver of Section 203(a)(1) of the DGCL in connection with such Subsequent Transferee’s acquisition of Company Common Shares Transferred to the Block Sale Transferee in a Block Sale under this Agreement, the Governance Agreement or otherwise.

8.2 Prior to and as a condition to the acquisition by the Subsequent Transferee of the Company Common Shares Transferred to the Block Sale Transferee in the Block Sale, the Block Sale Transferee (or any Subsequent Transferee who transfers such Company Common Shares) agrees to cause such Subsequent Transferee to execute an Assumption Agreement substantially in the form attached hereto as Annex C (the “Assumption Agreement”), which shall also be signed by the Company and the Block Sale Transferee.

9.	Miscellaneous.

9.1 Breach. The Block Sale Transferee shall be responsible for any breach of this Agreement by it or any of its Affiliates of the terms applicable to its Affiliates, and the Block Sale Transferee agrees to take all reasonable measures to avoid any breach of this Agreement by any of its Affiliates of the terms applicable to its Affiliates. The foregoing obligation shall not limit the remedies available to the Company for any such breach of this Agreement.

9.2 Adjustment of Shares Numbers. If, after the execution of this Agreement (or the Assumption Agreement), there is a subdivision, split, stock dividend, combination, reclassification or similar event with respect to any of the shares of capital stock of the Company referred to in this Agreement, then, in any such event, the numbers and types of shares of such capital stock referred to in this Agreement (and if applicable, the share prices thereof) shall be adjusted to the number and types of shares of such capital stock that a holder of such number of shares of such capital stock would own or be entitled to receive as a result of such event if such holder had held such number of shares immediately prior to the record date for, or effectiveness of, such event.

9.3 Modification and Waiver. This Agreement may be modified or waived only by a separate writing by the Company, acting through a committee of directors on the Board of Directors that qualify as “independent directors” as defined by applicable stock exchange listing rules [(which term, for this purpose, will exclude any directors nominated by the Block Sale Transferee)]12, on the one hand, and the Block Sale Transferee, on the other hand, expressly so modifying or waiving this Agreement. The Company shall represent to the Block Sale Transferee that such committee has approved the execution and delivery by the Company of any such modification or waiver by an authorized officer of the Company, which representation will constitute conclusive evidence that such modification or waiver has been validly approved by the Company in accordance with the first sentence of this Section 9.3. It is understood and agreed that no failure or delay by the Company or the Block Sale Transferee in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

[12]	Note to form: to be included if the Block Sale Transferee accepts the board nomination rights.

12

9.4 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such provisions shall be deemed limited or eliminated only to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect.

9.5 Entire Agreement. This Agreement contains the entire agreement between the Company and the Block Sale Transferee concerning the subject matter hereof.

9.6 Remedies. It is understood and agreed that money damages may not be a sufficient remedy for any breach of this Agreement and, in addition to all other remedies that any Party may have at law or in equity, each Party shall be entitled to equitable relief, including, without limitation, injunction and specific performance, as a remedy for any such breach and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy.

9.7 Governing Law; Consent to Jurisdiction. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws. Each of the Parties hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of Delaware, for any action, proceeding or investigation in any court or before any governmental authority (“Litigation”) arising out of or relating to this Agreement and the transactions contemplated hereby and further agrees that service of any process, summons, notice or document by U.S. mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. Each of the Parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

9.8 Assignment; Binding Effect. Except as otherwise contemplated hereby, without the prior consent of the other Parties (which in the case of the Company shall be through a committee of directors on the Board of Directors that qualify as “independent directors” as defined by applicable stock exchange listing rules [(which term, for this purpose, will exclude any directors nominated by the Block Sale Transferee)]13), no Party may assign its rights or obligations (other than by operation of law) under this Agreement to any Person. This Agreement shall be binding upon the Block Sale Transferee and its successors and permitted assigns and shall inure to the benefit of, and be enforceable by, the Company and its successors and permitted assigns.

[13]	Note to form: bracketed language to be removed if Block Sale Transferee does not accept the board nomination rights.

13

9.9 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

9.10 Headings. Headings included in this Agreement are for the convenience of the Parties only and shall be given no substantive or interpretive effect.

9.11 Counterparts; Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. This Agreement or any counterpart may be executed and delivered by facsimile or electronic transmission copies, each of which shall be deemed to be an original.

9.12 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy) and shall be given, if to the Block Sale Transferee, to:

[—]

[—]

[—],[—] [—]

Attention: [—]

Facsimile: [—]

with a copy to:

[—]

[—]

[—],[—] [—]

Attention: [—]

Facsimile: [—];

if to the Company, to:

TripAdvisor, Inc.

141 Needham Street

Newton, MA 02464

Attention: General Counsel

Facsimile: (617) 670-6301

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Andrew J. Nussbaum

Facsimile: (212) 403-2000

14

or such address or facsimile number as such party may hereafter specify for the purpose by notice to the other Parties. Each such notice, request or other communication shall be effective when delivered personally, telegraphed, or telecopied, or, if mailed, 5 business days after the date of the mailing.

(Signature page follows)

15

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

TRIPADVISOR, INC.

By:
Name:
Title:

[BLOCK SALE TRANSFEREE]

By:
Name:
Title:

Annex A

Parties to the Agreement

[Block Sale Transferee]

A-1

Annex B

Beneficial Ownership

B-1

Annex C

FORM OF ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT

This ASSUMPTION AGREEMENT (this “Agreement”) is made as of [—], by and among [Block Sale Transferee], [a [—]] (“Assignor”), [Subsequent Transferee], [a [—]] (“Assignee”), and TripAdvisor, Inc., a Delaware corporation (the “Company,” which term shall, for purposes of this Agreement, include its direct and indirect subsidiaries).

W I T N E S S E T H :

WHEREAS, Assignor is party to that certain Standstill Agreement, dated as of [—], by and between Assignor and the Company (the “Standstill Agreement”);

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Standstill Agreement;

WHEREAS, pursuant to Section 8.2 of the Standstill Agreement, prior to and as a condition to the acquisition by Assignee of all or substantially all of the Company Common Shares Transferred to Assignor in the Block Sale (the “Subsequent Transfer”), Assignor, Assignee and the Company agree to enter into this Agreement;

WHEREAS, Assignee desires to assume and perform all rights and obligations and be subject to, and bound by all restrictions under the Standstill Agreement; and

WHEREAS, Assignor and Assignee desire to enter into this Agreement in connection with the Subsequent Transfer.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Assumption. Effective as of the date hereof and immediately prior to the consummation of the Subsequent Transfer (but subject to the consummation of the Subsequent Transfer), Assignee assumes all rights of, and agrees to perform all obligations and be subject to, and bound by all restrictions imposed upon, the Assignor under the Standstill Agreement (other than the terms, covenants, conditions, and obligations arising under (i) Article 6 of the Standstill Agreement, [[(ii) Article 4 of the Standstill Agreement][14] or [(iii) Article 5 and Sections 3.1(d), 3.1(e), 3.1(f), 3.1(g)(iii), 3.1(g)(iv), 3.1(g)(v) and 3.1(h) of the Standstill Agreement]15]).

2.	Company Agreement. The Company hereby consents to the assumption set forth herein and agrees that, unless the context of the Standstill Agreement otherwise requires, Assignee will be substituted for Assignor for all such purposes of the Standstill Agreement and will be

[14]	Note to form: to be included if Subsequent Transferee is not an Affiliate of Assignor and was not an Affiliate of Assignor as of the Effective Date.
[15]	Note to form: to be included if the Block Sale Transferee accepts the board nomination rights.

entitled to exercise any rights of the Assignor thereunder (other than any rights arising under Article 4 or Article 5 of the Standstill Agreement) and the Company will perform all of its obligations under the Standstill Agreement (other than the obligations arising under Article 4 or Article 5 of the Standstill Agreement).

3.

Representations and Warranties of the Assignee. Each of the parties on Appendix A, severally as to itself, represents and warrants that (a) this Agreement and the performance by such party of its obligations hereunder (i) has been duly authorized, executed and delivered by such party, and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms, (ii) does not require approval by any owners or holders of any equity interest in such party (except as has already been obtained), and (iii) does not violate any material law, any order of any court or other agency of government, the charter or other organizational documents of such party, as amended, or constitute a breach or violation of or conflict with any material agreement to which such party is bound and none of such material agreements would impair in any material respect the ability of such party to perform its obligations hereunder, (b) as of the date hereof, after taking into account the Company Common Shares to be acquired by the Assignee in the Subsequent Transfer and based upon the number of Company Common Shares outstanding as set forth in the Company’s latest Report on Form 10-K or Form 10-Q, as applicable, the Assignee does not Beneficially Own Company Common Shares in excess of the Ownership Limitation, and (c) as of the date hereof, it is the Beneficial Owner of the number and type of Company Common Shares (or other equity securities of the Company) set forth (including, without limitation, as to the form of ownership) on Appendix B hereto. [Each of the parties on Appendix A, severally as to itself, represents and warrants that (a) as of the date hereof, it is an “affiliate” (as such term is defined in Section 203(c)(1) of the DGCL) of Assignor and (b) as of the Effective Date, it was not an “affiliate” (as such term is defined in Section 203(c)(1) of the DGCL) of Assignor.][16]

4.

[Section 203 of the DGCL. The parties hereto acknowledge and agree that the Company has not waived Section 203(a)(1) of the DGCL with respect to the Subsequent Transfer and the Assignee, and the execution by the Company of this Agreement shall not be construed to waive any of the provisions of Section 203(a)(1) of the DGCL.][17]

5.	[Article 4 of the Standstill Agreement. Assignee acknowledges and agrees that it will be bound by the provisions of Article 4 of the Standstill Agreement.][18]

6.

Representations and Warranties of the Company The Company represents and warrants that a committee of directors that qualify as “independent directors” as defined by applicable stock exchange listing rules [(which term, for this purpose, will exclude any directors nominated by the Block Sale Transferee)][19] has approved the Company’s acknowledgement and agreement of this Agreement.

[16]

Note to form: insert if Assignee is, as of the assumption agreement, an “affiliate” (as such term is defined in Section 203(c)(1) of the DGCL) of Assignor, and (b) as of the Effective Date, it was not an “affiliate” (as such term is defined in Section 203(c)(1) of the DGCL) of Assignor.

[17]	Note to form: insert if the Company has not waived DGCL section 203(a)(1) with respect to the Subsequent Transfer and the Assignee.
[18]

Note to form: insert if Assignee is (a) as of the date of the assumption agreement, an “affiliate” (as such term is defined in Section 203(c)(1) of the DGCL) of Assignor, and (b) as of the Effective Date, it was not an “affiliate” (as such term is defined in Section 203(c)(1) of the DGCL) of Assignor.

[19]	Note to form: bracketed language to be removed if Block Sale Transferee does not accept the board nomination rights.

7.	Further Assurances. From time to time following the date hereof, and without any further consideration or other payment, Assignor shall execute and deliver such other instruments of conveyance, assignment, transfer and delivery and execute and deliver such other documents and take or cause to be taken such other actions as Assignee reasonably may request in order to consummate, complete and carry out the transactions contemplated by this Agreement.

8.	Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

9.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. This Agreement or any counterpart may be executed and delivered by facsimile or electronic transmission copies, each of which shall be deemed to be an original.

10.	Entire Agreement. This Agreement contains the entire agreement between the parties hereto concerning the subject matter hereof

11.	Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such provisions shall be deemed limited or eliminated only to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect.

12.	Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of Delaware, for any action, proceeding or investigation in any court or before any governmental authority (“Litigation”) arising out of or relating to this Agreement and the transactions contemplated hereby and further agrees that service of any process, summons, notice or document by U.S. mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto hereby cause this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ASSIGNOR:

[BLOCK SALE TRANSFEREE]

By:
Name:
Title:

ASSIGNEE:

[SUBSEQUENT TRANSFEREE]

By:
Name:
Title:

TRIPADVISOR, INC.

By:
Name:
Title:

A-1

Appendix A

Parties to the Agreement

[Assignee]

A-2

Appendix B

Beneficial Ownership

B-1